                               PRICING SUPPLEMENT

                                                  Registration No. 333-08369-01
                                               Filed Pursuant to Rule 424(b)(2)

                          United Parcel Service, Inc.

                                   UPS Notes

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Pricing Supplement No. 31                                   Trade Date: 08/12/02
(To Prospectus dated March 22, 2000 and Prospectus          Issue Date: 08/15/02
Supplement dated December 20, 2001)

The date of this Pricing Supplement is August 13, 2002

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
     CUSIP
       or
  Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
  -----------           ----------------         -------------           -------------         ---------------
   91131UED2              $5,670,000.00              4.40%                  08/15/10                 100%

Interest Payment
   Frequency                                     Subject to            Dates and terms of redemption
  (begin date)          Survivor's Option        Redemption           (including the redemption price)
----------------        -----------------         ----------          --------------------------------
    02/15/03                   Yes                    Yes                       100% 08/15/03
 semi-annually                                                            semi-annually thereafter

                          Discounts and
Proceeds to UPS            Commissions           Reallowance                Dealer            Other Terms
---------------            -----------           -----------                ------            -----------
 $5,601,960.00             $68,040.00               $2.00             ABN AMRO Financial
                                                                         Services, Inc.
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